UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported): January 8, 2001
                                                          ---------------



                            WILLIAMS CONTROLS, INC.
                            -----------------------
               (Exact name of Company as specified in its charter)


    Delaware                        0-18083                      84-1099587
---------------                  -------------                 --------------
(State or other              (Commission File No.)            (I.R.S. Employer
jurisdiction of                                              Identification No.)
 incorporation)


                   14100 S.W. 72ND Avenue, Portland, OR 97224
                   ------------------------------------------
                    (Address of Principal Executive Offices)


                                 (503) 684-8600
                                 --------------
              (Registrant's telephone number, including area code)


                                    Not Applicable
                                    --------------
         (Former name or former address, if changed since last report.)




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Item 5.   Other Events.


     Williams Controls, Inc. has retained the investment banking firm W.Y. Campbell & Company to act as its financial advisor and assist the Company in evaluating and pursuing various strategic alternatives available to the Company, including a possible sale of the company or its operating units.


     The company also named Thomas K. Ziegler chief executive officer, chief operating officer and president of Williams Controls, replacing Thomas W. Itin who has retired from those same positions that he has held since 1988. Mr. Ziegler has been with the organization since 1994 as vice president of Williams Controls and as president of Williams Technologies, Inc., responsible for managing the company's strategic business relationships with outside parties. Mr. Ziegler will manage the investment banking relationship and oversee the operations of the company and its subsidiaries.



Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

99.1     Press release dated January 8, 2001.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.


                                            WILLIAMS CONTROLS, INC.



Dated: January 12, 2001                     By: /s/ Kim Childs
                                                --------------------------------
                                                Kim Childs
                                                Corporate Controller
                                                and Principal Accounting Officer








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EXHIBIT 99.1
January 8, 2001 Press Release


Williams Controls, Inc.
News Release                          Contact:  Thomas W. Itin, Chairman and CEO
For Immediate Release                                 Telephone:  (248) 851-5651

                    WILLIAMS CONTROLS names investment banker to pursue strategic alternatives; names new CEO and president

     Portland,  OR and Farmington Hills,  MI.....January  8, 2001.....  Williams
Controls, Inc. (Nasdaq: WMCO) announced today that the company has retained the investment banking firm W.Y. Campbell & Company to act as its financial advisor and assist the Company in evaluating and pursuing various strategic alternatives available to the Company, including a possible sale of the company or its operating units.

     The company also announced that Thomas K. Ziegler has been named chief executive officer, chief operating officer and president of Williams Controls, replacing Thomas W. Itin who has retired from those same positions that he has held since 1988. Mr. Ziegler has been with the organization since 1994 as vice president of Williams Controls and as president of Williams Technologies, Inc., responsible for managing the company's strategic business relationships with outside parties. Mr. Ziegler will manage the investment banking relationship and oversee the operations of the company and its subsidiaries.

     W.Y. Campbell & Company (WYC&C), based in Detroit, is a leading international specialty investment banking firm concentrating on middle market merger and divestiture activity, targeting companies with sales of $50 million to $500 million. WYC&C has represented a number of Fortune 500 companies, including numerous automotive manufacturing companies and Tier 1 automotive and truck suppliers, and has completed in excess of 200 sell-side transactions during the last 12 years.

     The company expects that W.Y. Campbell & Company will immediately complete a business review and develop a definitive recommendation for the approval of the board of Williams Controls. WYC&C will then work with management to execute the approved plan and enter into discussions and/or negotiations with third parties regarding the alternatives identified.

     Commenting on these developments, Mr. Ziegler stated, "Management and the board do not believe that our current share price reflects the true value of the operations of our company, and we have decided to engage W.Y. Campbell & Company to explore strategic alternatives that may be available to us to improve and maximize shareholder value. We believe that their qualifications, experience, capabilities and market focus fit the needs of Williams Controls and that WYC&C is uniquely qualified to assist the company in this effort."

     Mr. Ziegler continued, "We have invested considerable resources in our businesses over the last three years, in terms of developing new products and new markets, especially in the sensors and controls parts of our business. We believe that exploring various alternatives available to the company will help us in our efforts to maximize the value of these assets to our company's shareholders. We expect that WYC&C will move on an aggressive timetable to complete their assignment."

     Williams Controls is a designer, manufacturer and integrator of sensors, controls and communications systems for the transportation and communications industries. For more information, you can find Williams Controls on the Internet at www.wmco.com.

     The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the company; economic downturns affecting the operations of the company or any of its business operations, competition, the continued availability of the financing to fund the company's operations, and the ability of the company or its investment banker to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the company disclaims any intent or obligation to update these forward-looking statements.



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